Exhibit 10.1

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT is entered into as of October 15, 2012 by and between FREECAST, INC., a Florida corporation (the “Company”), and TELEBRANDS CORP., a New Jersey corporation (“Telebrands”).

RECITALS:

A.          The Company is the licensee of certain software and other technology which permits it to provide the Online Services.

B.          Telebrands desires to market, promote, sell and distribute the Devices in accordance with the provisions of this Distribution Agreement (the “Agreement”).

C.          The Company desires that Telebrands market, sell and distribute the Devices in accordance with the provisions of this Agreement.

D.          Each of the parties believes it to be in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the Recitals and the respective covenants and agreements of the parties set forth herein, each of the parties agrees as follows:

ARTICLE I

Certain Definitions

The following terms shall have the following respective meanings when utilized in this Agreement:

“1933 Act” shall have the meaning set forth in Section 6.6(b).

“Affiliate” means with respect to a specified Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person. The concept of “control” when utilized with respect to a specified Person, shall signify the possession of the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting or equity securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in Recital B.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Confidential Information” means the confidential and/or proprietary information and/or trade secrets of the Company (whether such information is or is not marked or identified as confidential or proprietary), including without limitation software (in object and source code form), technology, inventions (whether or not patentable), trade secrets, ideas, know-how, techniques, processes, formulas, algorithms, schematics, research, development, software design and architecture, testing procedures, design and functional specifications, problem reports and performance information, marketing and financial plans and data. “Company Confidential Information” does not include information that Telebrands can show through documentary evidence: (a) is or becomes publicly known through no fault, act or omission of Telebrands; (b) is known by or in the possession of Telebrands prior to its receipt from the Company; or (c) is lawfully obtained from a third party who rightfully possesses the information (without confidentiality or proprietary restriction).

“Company Indemnitees” shall have the meaning set forth in Section 13.2.

“Device” means a single retail-ready package containing one copy of the Licensed Software in object code format stored on a USB device, packaging and/or other items as may be mutually determined by the Company and Telebrands.

“Disclosure Documents” shall have the meaning set forth in Section 6.5(e).

“Domain Name” shall have the meaning set forth in Section 7.2.

“End User” means a licensee of the Licensed Software who acquires such software for normal personal use or business end use and not for resale or distribution.

“End User License” means the Company’s standard end user license agreement for the Licensed Software, as modified from time to time by the Company in its sole discretion.

“Extraordinary Transaction” shall have the meaning set forth in Section 9.4.

“Federal Securities Laws” shall have the meaning set forth in Section 6.5(a).

“Indemnified Expenses” shall have the meaning set forth in Section 13.1(a).

“Intellectual Property Rights” means all present and future copyrights, trademark rights, service mark rights, trade secret rights, patent rights, moral rights, and other intellectual property and proprietary rights recognized in any jurisdiction.

“Licensed Software” means the software made available by the Company under this Agreement which permits the end-user, for a fee, to access the Online Services and is contained on a Device.

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“Net Sales” means the invoice price charged for any good or service, but excluding shipping and handling charges and any applicable sales taxes, less:

(i)           all returns, refunds, rebates, credits and allowances actually made or allowed to an End User or other customer;

(ii)          customary cash and trade discounts; and

(iii)         losses incurred due to credit card chargebacks, bad checks and C.O.D. rejections.

“Online Services” means the online television and music content aggregation services as an interactive guide provided by the Company.

“Person” means any individual, person, sole proprietorship, company, corporation, partnership, limited liability company, joint venture, trust, association or other entity, or any combination of the foregoing.

“Sales Shortfall” shall have the meaning set forth in Section 9.2(c).

“Securities” shall have the meaning set forth in Section 6.3.

“State Securities Laws” shall have the meaning set forth in Section 6.5(a).

“Telebrands” shall have the meaning set forth in the first paragraph of this Agreement.

“Telebrands Confidential Information” means the confidential and/or proprietary information and/or trade secrets of Telebrands (whether such information is or is not marked or identified as confidential or proprietary), including without limitation software (in object and source code form), technology, inventions (whether or not patentable), trade secrets, ideas, know-how, techniques, processes, formulas, algorithms, schematics, research, development, software design and architecture, testing procedures, design and functional specifications, problem reports and performance information, marketing and financial plans and data. “Telebrands Confidential Information” does not include information that the Company can show through documentary evidence: (a) is or becomes publicly known through no fault, act or omission of the Company; (b) is known by or in the possession of the Company prior to its receipt from Telebrands; or (c) is lawfully obtained from a third party who rightfully possesses the information (without confidentiality or proprietary restriction).

“Telebrands Indemnitees” shall have the meaning set forth in Section 13.1.

“Telebrands Marks” shall have the meaning set forth in Section 7.1.

“Term” shall have the meaning set forth in Section 9.1.

“Termination Event” shall have the meaning set forth in Section 9.3.

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“Territory” means worldwide, except to the extent limited by the export laws of the United States of America and the applicable import and export laws of foreign jurisdictions as described in Section 4.3.

“Transfer” shall have the meaning set forth in Section 6.5(a).

“Voting Trust Agreement” shall have the meaning set forth in Section 6.4.

“Warrant” or “Warrants” shall have the respective meanings set forth in Section 6.2.

ARTICLE II

Responsibilities of the Company

2.1          Website and Portal.

(a)          Effective as of a date to be mutually agreed by the parties, the Company shall cease to utilize the website, www.freecast.com, to provide the Online Services. During the Term, the Company may utilize the domain name, www.freecast.com, for any other purpose.

(b)          Effective as of a date to be mutually agreed by the parties, the Company shall establish, operate, manage and maintain a secure media portal which shall be branded as “RabbitTV” (the “Portal”) for the purpose of providing the Online Services.

2.2          Content of the Portal. The Company shall source content for the Portal.

2.3          Hosting. The Company shall provide hosting services for the Portal and adequate server space and technical infrastructure to meet anticipated and actual demand for the Online Services.

2.4          Licensed Software. The Company shall provide the Licensed Software to Telebrands or its designee for inclusion on the Devices.

2.5          End User Support. The Company shall utilize commercially reasonable efforts to provide technical support to End Users.

2.6          End Users. The Company shall register all End Users, create and maintain End User accounts and profiles, and create, maintain and manage End User subscription data (including expiration dates, renewal dates, and support and internal marketing data). The Company shall create, maintain and manage a data base of all such End User data and information.

2.7          Sharing of End User Data. At the request of Telebrands, the Company shall share data received from the End Users with Telebrands for the purpose of enabling Telebrands to market and sell Telebrands products to the End Users.

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2.8          Other Revenues. The Company may, but shall not be required to, generate revenues through use of the Portal. Such revenues may include without limitation revenues derived from advertising on the Portal and sales of goods and services by third party vendors. The Company shall be responsible for the collection of such revenues.

2.9          Conduct of Business. The Company shall:

(a)          conduct business in a manner that reflects favorably at all times on the Devices, the Online Services and the good name, goodwill and reputation of Telebrands and its Affiliates;

(b)          avoid deceptive, misleading or unethical practices that are or might be detrimental to the Devices, the Online Services, Telebrands or the public, including without limitation disparagement of the Devices, the Online Services or Telebrands; or

(c)          not publish or use any misleading or deceptive advertising material.

2.10        Costs and Expenses. The costs and expenses of providing the services described in this Article II shall be borne solely by the Company.

ARTICLE III

License

3.1          Appointment. Subject to the terms and conditions set forth in this Agreement, the Company appoints Telebrands as the Company’s independent, authorized, exclusive distributor of the Devices in the Territory during the Term, and Telebrands accepts such appointment. The Company shall not directly or indirectly market or sell access to the Online Services without the prior written consent of Telebrands, which consent shall not be unreasonably withheld.

3.2          Grant of License. Subject to the terms and conditions set forth in this Agreement, the Company grants to Telebrands a non-transferable, non-sublicensable license, exclusive and exercisable within the Territory:

(a)          to market, sell and distribute the Devices directly or indirectly to potential End Users, whether through the use of the telephone, direct response mail, the internet or retail outlets; and

(b)          to use, install and operate the Licensed Software (solely on Telebrands’ systems) for the sole purpose of (i) testing and evaluation of the Licensed Software, (ii) training Telebrands’ personnel in the marketing and sale of the Licensed Software, and (iii) demonstrating and promoting the Devices to potential customers, including without limitation retailers and End Users.

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Telebrands shall not directly or indirectly market, sell, distribute, use, install or operate the Devices or the Licensed Software in any manner not set forth in this Section 3.2 without the prior written consent of the Company, which consent shall not be unreasonably withheld.

3.3         Restrictions on Use. Telebrands shall not, and shall use reasonable efforts to ensure that other parties shall not:

(a)          modify, adapt, alter, translate, copy, perform and display (publicly or otherwise), or create derivative works based on the Licensed Software;

(b)          merge or bundle the Licensed Software with other software;

(c)          sublicense, lease, rent, or loan the Licensed Software, other than as part of the Device as contemplated herein;

(d)          except as expressly permitted in Section 3.2 above, transfer the Licensed Software to any third party;

(e)          provide the use of the Licensed Software in any service bureau, rental or timesharing arrangement; or

(f)          reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Licensed Software.

3.4         No Sale. Any reference to “sell,” “sale(s),” “selling” or the like of the Devices in this Agreement refers only to the sale and transfer of title of the medium on which the Licensed Software is stored, and no title to the Licensed Software is transferred. The Licensed Software may only be sold and distributed by Telebrands as expressly provided in this Agreement.

3.5         IP Ownership. The Company shall own all right, title and interest, including all Intellectual Property Rights, in and to the Licensed Software. All rights in and to the Licensed Software not expressly granted to Telebrands under this Agreement are reserved by the Company. Telebrands shall not remove, alter, or obscure any proprietary notices (including copyright notices) of the Company included in or with the Licensed Software. Telebrands shall take all reasonable measures to protect the Company’s Intellectual Property Rights in the Licensed Software, including providing assistance and measures as are reasonably requested by the Company from time to time.

ARTICLE IV

Responsibilities of Telebrands

4.1         Production of Devices. Telebrands shall use reasonable efforts to cause the Devices to be produced in sufficient quantities to meet anticipated and actual demand for the Devices.

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4.2          Marketing of Devices.

(a)          Telebrands shall use commercially reasonable efforts to market, promote and solicit orders for and sales of the Devices.

(b)          In marketing and distributing the Devices, Telebrands shall:

(i)           conduct business in a manner that reflects favorably at all times on the Devices, the Online Services and the good name, goodwill and reputation of the Company and its Affiliates;

(ii)          avoid deceptive, misleading or unethical practices that are or might be detrimental to the Devices, the Online Services, the Company or the public, including without limitation disparagement of the Devices, the Online Services or the Company;

(iii)          not publish or use any misleading or deceptive advertising material; or

(iv)          make any representations with respect to Devices or the Online Services that are contrary to or inconsistent with any statements published by the Company, including without limitation any warranties or disclaimers contained in such statements.

4.3          Compliance with Laws. Telebrands shall comply with all applicable international, national, regional and local laws and regulations with regard to its marketing, sales, distribution and other activities under this Agreement, including any applicable import and export laws and regulations. Telebrands shall obtain all necessary permits, licenses, registrations, and approvals needed in connection with the exportation, marketing, sale, and distribution of the Devices. Telebrands shall not export or re-export the Devices in any form in violation of the export or import laws of the United States of America or any foreign jurisdiction.

4.4         Government Use. For Devices which Telebrands is aware are being delivered to an agency or instrumentality of the United States of America, Telebrands shall identify the Devices and any related information as “commercial computer software” and “commercial computer software documentation” and, as specified in FAR 12.212 or DFARS 227.7202, and their successors, as applicable, shall restrict the United States government’s rights to use, reproduce or disclose such Devices in accordance with the terms and conditions of the End User License.

4.5          Telebrands Products. Telebrands may, but shall not be obligated to, market and sell Telebrands products to the End Users.

4.6          Orders, Sales and Fulfillment. Telebrands shall be responsible for all orders and sales, collection of payment and fulfillment of orders for the Devices and any Telebrands products.

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4.7         Costs and Expenses. The costs and expenses of providing the services described in this Article IV shall be borne solely by Telebrands.

ARTICLE V

Payments

5.1         Payments to the Company. On the fifteenth day of each calendar month, Telebrands shall pay to the Company, by wire or electronic funds transfer:

(a)          an amount equal to (i) the number of Devices sold by Telebrands having a one year period of use by the End User during the immediately preceding calendar month for which funds have been collected, multiplied by (ii) the greater of (A) Seventy-Five Cents ($0.75) or (B) Seven and One-Half Percent (7.5%) of Net Sales;

(b)          an amount equal to (i) the number of renewals sold by Telebrands having a one year period of use by the End User during the immediately preceding calendar month for which funds have been collected, multiplied by (ii) the greater of Fifty Cents ($0.50) or (B) Seven and One-Half Percent (7.5%) of the retail sale price;

(c)          an amount equal to (i) the number of renewals sold by Telebrands having a multi-year period of use by the End User (whether sold as an add-on in connection with a sale of a Device or as a subsequent stand alone renewal) during the immediately preceding calendar month for which funds have been collected, multiplied by (ii) the number of years of use by each End User, multiplied by (iii) the greater of (A) Fifty Cents ($0.50) or (B) Seven and One-Half Percent (7.5%) of the retail sale price; and

(d)          an amount equal to five percent (5%) of Net Sales of Telebrands products, other than the Devices or renewals, made to End Users during the immediately preceding calendar month for which funds have been collected.

5.2         Payments to Telebrands. On the fifteenth day of each calendar month, the Company shall pay to Telebrands, by wire or electronic funds transfer an amount equal to thirty percent (30%) of the Company’s share of revenues for which funds have been actually received for advertising on the Portal and sales of goods and services by third party vendors.

5.3         Books and Records.

(a)          Each of the parties shall at all times maintain true, correct and complete books and records of account of sales and Net Sales. Such books and records of account shall be preserved by each of the parties for a period of not less than seven years.

(b)          At a reasonable time after reasonable notice, on not more than one occasion per calendar year, each of the parties and its officers, employees, representatives and agents shall be entitled to inspect and to make copies of all of the books, records, files and documents, in whatever form, of the other party and its Affiliates with respect to sales and Net Sales in order to verify that the provisions of Section 5.1 or Section 5.2, as the case may be, are being fully complied with by the other party.

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(c)          All shortfalls in payment to the inspecting party shall, immediately upon demand, be paid by the other party. In addition, the cost of any inspection pursuant to Section 5.3 (b) above shall be borne solely by the inspecting party; provided, however, if a variance is found for any period of more than five percent (5%) of (i) sales or Net Sales or (ii) any amounts paid to the inspecting party pursuant to this Article V, then the other party shall, immediately upon demand, pay to the inspecting party all of the following amounts:

(A)          all reasonable costs of the inspection; and

(B)           interest on all such shortfalls at the highest rate of interest permitted by the laws of the State of Florida.

5.4         Sales Reports. Each of the parties shall provide the other with monthly reports of sales and Net Sales.

ARTICLE VI

Securities

6.1         Purchase and Sale of Shares. For and in consideration of One Thousand Dollars ($1,000), the Company sells to Telebrands, and Telebrands purchases from the Company, Four Thousand (4,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (collectively, the “Shares”).

6.2         Issuance of Warrants.

(a)          As additional incentive to Telebrands to market, sell and distribute the Devices, simultaneously with the execution and delivery of this Agreement, the Company is issuing to Telebrands five separate non-transferable warrants in substantially the form of Exhibit A attached hereto (collectively, the “Warrants” and, individually, a “Warrant”). Each Warrant permits Telebrands to purchase up to Four Million (4,000,000) shares of Common Stock at a purchase price of Twenty-Five Cents ($0.25) per share. Exercise of each of the Warrants is conditioned upon the sale of a certain number of Devices, with the first Warrant exercisable after the sale of Two Million (2,000,000) Devices, the second Warrant exercisable after the sale of Four Million (4,000,000) Devices, the third Warrant exercisable after the sale of Six Million (6,000,000) Devices, the fourth Warrant exercisable after the sale of Eight Million (8,000,000) Devices and the fifth Warrant exercisable after the sale of Ten Million (10,000,000) Devices.

(b)          For each Two Million (2,000,000) Devices in excess of Ten Million (10,000,000) Devices sold by Telebrands, the Company shall issue to Telebrands an immediately exercisable warrant to purchase up to Four Million (4,000,000) shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of issuance.

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(c)          The Company and Nextelligence, Inc. have previously entered into a Technology License and Development Agreement dated as of June 30, 2011. Such agreement shall be amended and restated to add a provision providing for the issuance to Nextelligence, Inc. of an additional Four Thousand (4,000) shares of Common Stock and a provision substantially similar to Section 6.2(b).

6.3          Securities. The Shares and the Warrants are hereinafter collectively referred to as the “Securities.”

6.4          Voting Trust Agreement. Simultaneously with the execution and delivery of this Agreement, certain parties are entering into a Voting Trust Agreement in substantially the form of Exhibit B attached hereto (the “Voting Trust Agreement”).

6.5          Certain Representations, Warranties, Covenants and Agreements of Telebrands. Telebrands represents and warrants to the Company, and covenants and agrees with the Company, as follows:

(a)          The Securities are being acquired by Telebrands for its own account, and not for the account or beneficial interest of any other Person. The Securities are not being acquired by Telebrands with a view to, or for resale in connection with, any “distribution” within the meaning of (i) the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Federal Securities Laws”), or (ii) any applicable state securities or blue sky laws and the rules and regulations promulgated thereunder (collectively, the “State Securities Laws”).

(b)          The Securities have not been, and will not be, registered under the Federal Securities Laws or any State Securities Laws and, as such, must be held by Telebrands unless and until they are subsequently so registered under the Federal Securities Laws and any applicable State Securities Laws or an exemption from registration thereunder is available. The Securities constitute “restricted securities,” as that teen is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 1933 Act”).

(c)          Telebrands shall not, directly or indirectly, sell, assign, transfer, convey, gift, give, mortgage, pledge, hypothecate, encumber or otherwise dispose of any or all of the Securities (any such transaction hereinafter being referred to as a “Transfer”), unless such Transfer is registered under the Federal Securities Laws and any applicable State Securities Laws or a specific exemption from registration thereunder is available. Any Transfer of any or all of the Securities which is made pursuant to an exemption claimed under the Federal Securities Laws and any applicable State Securities Laws will require a favorable opinion of the Company’s legal counsel to the effect that such Transfer does not and will not violate the provisions of the Federal Securities Laws or any applicable State Securities Laws.

(d)           Telebrands is an “accredited investor,” as such term is defined Regulation D under the 1933 Act.

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(e)          Telebrands, through its directors and officers, has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Management of Telebrands has read and understood each and every one of the Disclosure Documents (as such term is hereinafter defined). In connection with its review, Telebrands has consulted with such independent legal counsel, accountants and other advisers considered appropriate to assist Telebrands. In particular, and not in limitation of the foregoing, Telebrands has taken full cognizance of and understands each and every one of the following:

(i)           this Agreement;

(ii)          the Warrants;

(iii)         the Voting Trust Agreement; and

(iv)         such other documents and materials as Telebrands shall have requested from the Company.

All of the foregoing documents are collectively referred to herein as the “Disclosure Documents.”

(f)          Telebrands has been afforded the opportunity to ask questions of, and to receive answers from, the management of the Company concerning the terms and conditions of the Securities and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers appropriate in order to permit its management to evaluate the merits and risks of an investment in the Securities.

(g)          Telebrands understands and acknowledges that certain provisions of the Warrants and the Voting Trust Agreement impose substantial restrictions upon Telebrands’ ability to vote or Transfer the Securities. Telebrands shall not vote or Transfer any Securities, except in full compliance with all of the provisions of the Warrants and the Voting Trust Agreement, and shall comply in all respects with all of the provisions thereof.

(h)          The Company is under no obligation whatsoever to file any registration statement under the Federal Securities Laws or any State Securities Laws to register any Transfer of any Securities held by Telebrands, or to take any other action necessary for the purpose of making an exemption from registration available to Telebrands in connection with any such Transfer. Stop transfer instructions will be issued by the Company with respect to the Securities. Therefore, Telebrands may be forced to hold the Securities acquired for an indefinite period of time.

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(i)          Telebrands acknowledges that all certificates representing the Shares will bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND MAY BE VOTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THAT CERTAIN VOTING TRUST AGREEMENT DATED AS OF OCTOBER 15, 2012, AND ANY AND ALL AMENDMENTS THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICES OF FREECAST, INC.

(j)          Telebrands acknowledges that all certificates representing the Shares will bear a restrictive legend in substantially the following form:

NEITHER THIS WARRANT NOR THE SHARES UNDERLYING THIS WARRANT MAY BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT.

THE SHARES UNDERLYING THIS WARRANT ARE HELD SUBJECT TO, AND MAY BE VOTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THAT CERTAIN VOTING TRUST AGREEMENT DATED AS OF OCTOBER 15, 2012, AND ANY AND ALL AMENDMENTS THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICES OF FREECAST, INC.

6.6         Certain Representation and Warranties of the Company. The Company represents and warrants to Telebrands, and covenants and agrees with Telebrands, as follows:

(a)         The Company has all requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares, the Warrants and the shares to be issued upon exercise of the Warrants.

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(b)          The shares to be issued upon exercise of the Warrants will, upon issuance in accordance with the terms of the Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of Telebrands and except as arising from applicable Federal Securities Laws and State Securities Laws. The Company shall reserve and keep available, out of its authorized but unissued shares of Common Stock for issuance upon the exercise of the Warrants, free from preemptive rights, such number of shares of Common Stock for which the Warrants shall from time to time be exercisable.

(c)          Prior to the time it becomes obligated to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Company shall provide to Telebrands quarterly and annual financial information in the form prepared for use by its management.

ARTICLE VII

Telebrands Marks; Domain Name

7.1          Telebrands Marks. Telebrands is the sole owner of all of Telebrands and RabbitTV name, trade names, trademarks, service marks and copyrights (collectively, “Telebrands Marks”). Telebrands grants to the Company a non-exclusive right and license to use all of the Telebrands Marks (a) on the Portal, (b) in printed and online advertising, publicity, directories, newsletters, and updates describing the Portal or the Devices, and (c) in applications reasonably necessary and ancillary to the foregoing.

7.2          Domain Name. Telebrands is the sole owner of the domain name, www.RabbitTV.com (the “Domain Name”).

7.3          Transfer. The Company shall transfer to Telebrands any domain names acquired by it which are variations on the “RabbitTV” brand. The Company shall not directly or indirectly file for any trademark, trade name, service mark or copyright that uses any variation of the “RabbitTV” brand.

ARTICLE VIII

Confidential Information

8.1          Company Confidential Information.

(a)          Telebrands acknowledges and agrees that the Company Confidential Information is and shall remain the sole property of the Company. Telebrands shall protect the Company Confidential Information from unauthorized dissemination and shall use the same degree of care that Telebrands uses to protect its own like information, but in no event less than a reasonable degree of care. Telebrands shall not disclose to third parties the Company Confidential Information without the prior written consent of the Company. Telebrands shall use the Company Confidential Information only for purposes of performing its obligations or exercising its rights under this Agreement.

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(b)          Notwithstanding the provisions of Section 8.1(a), Telebrands may use or disclose the Company Confidential Information to the extent Telebrands is legally compelled to do so, provided, however, that prior to any such compelled disclosure, Telebrands notifies the Company and fully cooperates with the Company in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. Telebrands acknowledges and agrees that any breach of this Section 8.1 would cause irreparable harm to the Company for which monetary damages would not be adequate and, therefore, Telebrands agrees that, in the event of a breach of this Section 8.1, the Company shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

8.2          Telebrands Confidential Information.

(a)          The Company acknowledges and agrees that the Telebrands Confidential Information is and shall remain the sole property of Telebrands. The Company shall protect the Telebrands Confidential Information from unauthorized dissemination and shall use the same degree of care that the Company uses to protect its own like information, but in no event less than a reasonable degree of care. The Company shall not disclose to third parties the Telebrands Confidential Information without the prior written consent of Telebrands. The Company shall use the Telebrands Confidential Information only for purposes of performing its obligations or exercising its rights under this Agreement.

(b)          Notwithstanding the provisions of Section 8.2(a), the Company may use or disclose the Telebrands Confidential Information to the extent the Company is legally compelled to do so, provided, however, that prior to any such compelled disclosure, the Company notifies Telebrands and fully cooperates with Telebrands in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. The Company acknowledges and agrees that any breach of this Section 8.2 would cause irreparable harm to Telebrands for which monetary damages would not be adequate and, therefore, the Company agrees that, in the event of a breach of this Section 8.2, Telebrands shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

ARTICLE IX

Term and Termination

9.1          Term.

(a)          The term of this Agreement shall commence on the date of this Agreement and shall continue in effect through December 31, 2017 (the “Term”). Notwithstanding the provisions of the immediately preceding sentence, certain provisions of this Agreement may be terminated early by a party in accordance with the provisions of Section 9.5.

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(b)          If more than Ten Million (10,000,000) Devices shall be sold on or before December 31, 2017, then the Term shall be extended for an additional period of five years. Notwithstanding the provisions of the immediately preceding sentence, certain provisions of this Agreement may be terminated early by a party in accordance with the provisions of Section 9.5. If the Term is extended for an additional period of five years, then the parties will cooperate in finding other mutually beneficial business opportunities, including without limitation a la carte programming services.

9.2          Minimum Sales of Devices.

(a)          During the first five years of the Term, if, for any reason:

(i)           less than One Million (1,000,000) Devices shall be sold on or before December 31, 2013; or

(ii)          less than an aggregate of Two Million (2,000,000) Devices shall be sold on or December 31, 2014; or

(iii)         less than an aggregate of Three Million (3,000,000) Devices shall be sold on or before December 31, 2015; or

(iv)         less than an aggregate of Four Million (4,000,000) Devices shall be sold on or before December 31, 2016;

then, in any such event, either party may terminate early certain provisions of this Agreement in accordance with the provisions of Section 9.5.

(b)          If the Term is extended as provided in Section 9.1(b), then during the second five years of the Term, if, for any reason:

(i)           less than an aggregate of Eleven Million (11,000,000) Devices shall be sold on or before December 31, 2018; or

(ii)          less than an aggregate of Twelve Million (12,000,000) Devices shall be sold on or before December 31, 2019; or

(iii)         less than an aggregate of Thirteen Million (13,000,000) Devices shall be sold on or before December 31, 2020; or

(iv)         less than an aggregate of Fourteen Million (14,000,000) Devices shall be sold on or before December 31, 2021;

then, in any such event, either party may terminate early certain provisions of this Agreement in accordance with the provisions of Section 9.5.

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(c)          Any of the events described in Section 9.2(a) or Section 9.2(b) is hereinafter referred to as a “Sales Shortfall.”

9.3          Termination Events. The occurrence of any of the following events or conditions shall constitute a Termination Event hereunder:

(a)          A party shall fail for any reason to make any payment to the other party when required pursuant to the provisions of Article V and such failure shall not have been cured within three business days of receipt of notice from the other to such effect;

(b)          Except as otherwise provided in Section 9.2(a), a party shall fail to perform or breach or default in any of its obligations under this Agreement and such failure to perform, breach or default is not cured within sixty days after receipt of notice from the another party thereof;

(c)          A party shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Bankruptcy Code of 1978, as amended, (iii) make any assignment for the benefit of its creditors or (iv) enter into any composition agreement;

(d)          An involuntary petition shall be filed against a party under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Bankruptcy Code of 1978, as amended, which involuntary petition is not dismissed within sixty days after the date of the filing thereof;

(e)          Any court of competent jurisdiction shall find that a party is insolvent or bankrupt;

(f)           A receiver or trustee shall be appointed for a party or for all or a substantial portion of the assets and properties of a party;

(g)          A final judgment shall be entered against a party which is not satisfied or bonded in full within thirty days after the date of the entry thereof;

(h)          Any of the assets and properties of a party shall be levied upon, seized or attached;

(i)           All or a substantial portion of the assets and properties of a party shall be lost, stolen, damaged or destroyed; or

(j)           A party shall enter into, or consummate, an Extraordinary Transaction (as such term is hereinafter defined).

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9.4          Extraordinary Transaction. The term “Extraordinary Transaction” means any transaction pursuant to which any of the parties shall, directly or indirectly:

(a)          merge or consolidate with or into another entity, or enter into a binding agreement to merge or consolidate with or into another other entity;

(b)          sell, lease, exchange or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions;

(c)          sell, lease, exchange or otherwise dispose of any interest in this Agreement or enter into a binding agreement for the sale, lease, exchange or other disposition of any interest in this Agreement; or

(d)          liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of a party.

9.5          Termination.

(a)          Upon the occurrence of a Sales Shortfall, either party shall have the right to terminate the provisions of Articles II through IV, Section 7.1, Sections 9.1 through 9.5, Article X and Article XII of this Agreement upon the delivery of written notice thereof to the other party, but all of the other provisions of this Agreement shall remain in full force and effect for an indefinite period.

(b)          Upon the occurrence of a Termination Event, the non-defaulting party shall have the right to terminate the provisions of Articles II through TV, Section 7.1, Sections 9.1 through 9.5, Article X and Article XII of this Agreement upon the delivery of written notice thereof to the other party, but all of the other provisions of this Agreement shall remain in full force and effect for an indefinite period.

9.6          Post-Termination Payments to Telebrands.

(a)          Subsequent to any termination pursuant to Section 9.5, the Company may, but shall not be required to, continue to operate its business, renew Persons who were End Users on the date of any such termination, and make sales of goods and services to Persons who were End Users on the date of any such termination. Subsequent to any termination pursuant to Section 9.5, the Company shall pay to Telebrands, on a monthly basis, an amount equal to thirty percent (30%) of the Company’s share of revenues for which funds have been actually received by the Company for (a) renewals of Persons who were End Users on the date of any such termination and (b) sales of goods and services by third party vendors to Persons who were End Users on the date of any such termination.

(b)          Subsequent to any termination pursuant to Section 9.5, the Company shall provide Telebrands with monthly reports of sales and Net Sales.

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(c)          Subsequent to any termination pursuant to Section 9.5, at a reasonable time after reasonable notice, on not more than one occasion per calendar year, Telebrands and its officers, employees, representatives and agents shall be entitled to inspect and to make copies of all of the books, records, files and documents, in whatever form, of the Company and its Affiliates with respect to sales and Net Sales in order to verify that the provisions of Section 9.6(a) are being fully complied with by the Company.

(d)          Subsequent to any termination pursuant to Section 9.5, all shortfalls in payment to Telebrands shall, immediately upon demand, be paid by the Company. In addition, the cost of any inspection pursuant to Section 9.6(c) above shall be borne solely by Telebrands; provided, however, if a variance is found for any period of more than five percent (5%) of (i) sales or Net Sales or (ii) any amounts paid to Telebrands pursuant to this Section 9.6, then the Company shall, immediately upon demand, pay to Telebrands all of the following amounts:

(A)          all reasonable costs of the inspection; and

(B)          interest on all such shortfalls at the highest rate of interest permitted by the laws of the State of Florida.

ARTICLE X

Excuse of Performance

No party shall be liable for any failure to perform under this Agreement, other than any obligation to make any payment, due to an act of God, war, public enemy, any person engaged in subversive activity, sabotage, terrorism, hacking or other similar acts, fire, flood, storm, explosion, hurricane, tornado, earthquake or other natural disaster or catastrophe, epidemic or quarantine restriction, interruption of power supplies or hosting services or any other cause beyond the reasonable control of the party attempting to excuse its performance pursuant to this Article X.

ARTICLE XI

Disclaimers; Limitation on Liability

11.1        Warranty to End Users. Any warranties regarding the Licensed Software made by the Company are made solely to the End Users pursuant to the terms and conditions of the End User License, and no warranty whatsoever regarding the Licensed Software is extended to Telebrands or any other distributor or retailer, except as is specifically set forth in this Agreement.

11.2        No Warranty on Behalf of the Company. Telebrands shall not make any representation or warranty, express or implied, binding or purporting to bind the Company in connection with the Devices and/or the Licensed Software, including without limitation any representations or warranties relating to the performance, condition, title, noninfringement, merchantability, fitness for a particular purpose, system integration, or data accuracy of any of the foregoing.

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11.3        Disclaimer.

(a)          EXCEPT FOR THE EXPRESS WARRANTIES, IF ANY, MADE DIRECTLY TO END USERS PURSUANT TO THE END USER LICENSE OR AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY MAKES NO WARRANTIES WITH RESPECT TO ANY PRODUCTS, LICENSE OR SERVICE, INCLUDING WITHOUT LIMITATION LICENSED SOFTWARE AND THE DEVICES, AND DISCLAIMS ALL STATUTORY OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMFNT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE. THE COMPANY DOES NOT WARRANT THAT THE LICENSED SOFTWARE OR THE DEVICES WILL MEET ANY END USER REQUIREMENTS OR THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. TELEBRANDS IS NOT AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE LICENSED SOFTWARE OTHER THAN AS PROVIDED, IF AT ALL, IN THE END USER LICENSE. TELEBRANDS SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF THE COMPANY.

(b)          NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, EXCEPT AS SET FORTH IN ARTICLE V, SECTION 9.6 AND SECTION 13.1, IN NO EVENT SHALL THE COMPANY’S AGGREGATE LIABILITY ARISING UNDER, WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL MONIES PAID BY TELEBRANDS TO THE COMPANY UNDER THIS AGREEMENT DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH SUCH LIABILITY ARISES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, EXCEPT AS SET FORTH IN ARTICLE V, SECTION 9.6 AND SECTION 13.2, IN NO EVENT SHALL TELEBRANDS’ AGGREGATE LIABILITY ARISING UNDER, WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL MONIES PAID BY THE COMPANY TO TELEBRANDS UNDER THIS AGREEMENT DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH SUCH LIABILITY ARISES.

11.4        Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), INDEMNITY OR OTHER LEGAL, CONTRACTUAL OR EQUITABLE THEORY FOR (a) ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; (b) DAMAGES FOR LOST PROFITS OR LOST DATA; OR (c) COST AND EXPENSES OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

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ARTICLE XII

Certain Representations and Warranties

12.1        Certain Representations, Warranties of the Company. The Company represents and warrants to Telebrands as follows:

(a)          The Company is a corporation duly organized and existing under the laws of the State of Florida.

(b)          The Company has all necessary power and authority to execute and deliver this Agreement and has taken all necessary corporate action required to be taken to authorize the Company to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company. The execution and delivery of this Agreement by the Company does not violate any provision of its organizational documents, violate, or result in, with the giving of notice or the lapse of time or both, a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which the Company or any of its assets is bound.

(c)          The Company is the sole owner of the Licensed Software, free and clear of all liens, security interests, encumbrances and charges of any kind or nature whatsoever. The Company has all necessary rights, power and authority to license the Licensed Software to the End Users.

(d)          The Company (i) is not involved in any manner in any suit, action or proceeding which involves a claim of infringement or misappropriation of any of the Licensed Software or the Online Services and (ii) has not received any written complaint, claim, demand or notice alleging any such claim or possible claim which has not been resolved. Neither the Licensed Software nor the use thereof infringes on or violates in any manner the patent, trademark, service mark, copyright, trade dress or other Intellectual Property Rights of any Person, or any trade secret or confidential or proprietary information or data of any Person.

12.2        Certain Representations, Warranties of Telebrands. Telebrands represents and warrants to the Company as follows:

(a)          Telebrands is a corporation duly organized and existing under the laws of the State of New Jersey.

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(b)          Telebrands has all necessary power and authority to execute and deliver this Agreement and has taken all necessary corporate action required to be taken to authorize Telebrands to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by Telebrands and is a valid and binding agreement of Telebrands. The execution and delivery of this Agreement by Telebrands does not violate any provision of Telebrands’ organizational documents, violate, or result in, with the giving of notice or the lapse of time or both, a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Telebrands is a party or by which Telebrands or any of its assets is bound.

(c)          Telebrands is the sole owner of the Telebrands Marks and the Domain Name, free and clear of all liens, security interests, encumbrances and charges of any kind or nature whatsoever. Telebrands has all necessary rights, power and authority to license the Telebrands Marks to the Company, and the Company shall be fully protected in utilizing any or all of the Telebrands Marks.

(d)          Telebrands (i) is not involved in any manner in any suit, action or proceeding which involves a claim of infringement or misappropriation of any of the Telebrands Marks or the Domain Name and (ii) has not received any written complaint, claim, demand or notice alleging any such claim or possible claim. None of the Telebrands Marks or the Domain Name or the use thereof infringes on or violates in any manner the patent, trademark, service mark, copyright, trade dress or other Intellectual Property Rights of any Person, or any trade secret or confidential or proprietary information or data of any Person.

ARTICLE XIII

Indemnification

13.1        Indemnification by the Company. The Company shall defend, indemnify and hold harmless Telebrands, its Affiliates and their respective shareholders, members, directors, officers, employees, agents, attorneys and representatives (all of the foregoing are hereinafter collectively referred to as the “Telebrands Indemnitees”), of, from and against the full amount of any and all claims, demands, actions, causes of actions, losses, liabilities, damages, settlements, taxes, deficiencies, assessments, costs and expenses (including without limitation fees and disbursements of trial and appellate counsel) (collectively, the “Indemnified Expenses”) suffered or incurred by any or all of the Telebrands Indemnitees arising out of or in connection with any third party claim that (a) the Licensed Software or the use thereof violates the patent, trademark, service mark, copyright, trade dress or other Intellectual Property Rights of any Person, or any trade secret or confidential or proprietary information or data of any Person or (b) any defect in the Licensed Software. Telebrands shall immediately advise the Company of any claim or suit of which it becomes aware. Telebrands may, at its option, join in the defense or settlement of any such claim with counsel of its choice, at its own expense.

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13.2          Indemnification by Telebrands. Telebrands shall defend, indemnify and hold harmless the Company, its Affiliates and their respective shareholders, members, directors, officers, employees, agents, attorneys and representatives (all of the foregoing are hereinafter collectively referred to as the “Company Indemnitees”) of, from and against the full amount of the Indemnified Expenses suffered or incurred by any or all of the Company Indemnitees arising out of or in connection with any third party claim that (i) any of the Telebrands Marks or the Domain Name or the use thereof violates the patent, trademark, service mark, copyright, trade dress or other Intellectual Property Rights of any Person, or any trade secret or confidential or proprietary information or data of any Person, (ii) Telebrands’ marketing, sale, distribution or use of the Devices not in strict accordance with this Agreement, (iii) any warranties or representations made by Telebrands or Telebrands’ agents to third parties which differ from those provided by the Company, or (iv) the production of or defects in the Devices (other than the Licensed Software in and of itself). The Company shall immediately advise Telebrands of any claim or suit of which it becomes aware. The Company may, at its option, join in the defense or settlement of any such claim with counsel of its choice, at its own expense.

ARTICLE XIV

Miscellaneous Provisions

14.1          Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the provisions regarding conflicts of law thereof.

14.2          Notices. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two days after having been delivered to Federal Express, DHL, UPS, Airborne or another recognized overnight courier or delivery service, (c) when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid, or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers set forth below:

If to the Company:	FreeCast, Inc.
5830 TG Lee Boulevard Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer
Facsimile:

If to Telebrands:	Telebrands Corp.
79 Two Bridges Road
Fairfield, New Jersey 07004
Attention: Bala Iyer, Executive Vice President
Facsimile:

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or to such other address or facsimile telephone number as any party may from time to time give written notice of to the others pursuant to the foregoing provisions of this Section 14.2. It is specifically understood and agreed by the parties that any notice or other communication given by telephone, email, texting, twittering or any other form or forms of communication not specifically permitted by subsections (a), (b), (c) or (d) of this Section 14.2 shall not be deemed to be properly delivered for purposes of this Agreement and shall, therefore, be ineffective.

14.3          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be amended, modified, altered or repealed in any manner, except by a written instrument executed by each of the parties.

14.4          Assignment. This Agreement may not be assigned, in whole or in part, by either party, without the prior written consent of the other. Any purported assignment, sale, transfer, delegation or other disposition of this Agreement by either of the parties which is not in full compliance with the immediately preceding sentence shall be null and void.

14.5          Independent Contractor Status. Each of the parties is an independent contractor, and not an agent, partner, joint venturer, franchisee or employee of any other party. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between or among the parties.

14.6          Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

14.7          Further Assurances. Each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such agreements, documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

14.8          Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

14.9          Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such solution within a period of sixty days, then, upon notice by either party to the other, all disputes, claims, questions, or differences shall be finally resolved by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules. The arbitration will be conducted in Orange County, Florida. There shall be three arbitrators who shall be named in accordance with such Rules. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The award of the arbitrators shall be accompanied by a statement of the reasons upon which the award is based. The prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief which may be awarded to it. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

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14.10          No Waivers. The waiver by a party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by a party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

14.11          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

14.12          Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.

FREECAST, INC.

By
William A. Mobley, Jr.
Chairman of the Board and Chief Executive Officer

TELEBRANDS CORP.

By
Bala Iyer, Executive Vice President

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Exhibit A

NEITHER THIS WARRANT NOR THE SHARES UNDERLYING THIS WARRANT MAY BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT.

THE SHARES UNDERLYING THIS WARRANT ARE HELD SUBJECT TO, AND MAY BE VOTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THAT CERTAIN VOTING TRUST AGREEMENT DATED AS OF OCTOBER 15, 2012, AND ANY AND ALL AMENDMENTS THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICES OF FREECAST, INC.

FREECAST, INC.

NON-TRANSFERABLE WARRANT TO PURCHASE
4,000,000 SHARES OF COMMON STOCK

FOR VALUE RECEIVED, TELEBRANDS CORP., a New Jersey corporation (“Telebrands”), is entitled to purchase, subject to the provisions hereof, from FREECAST, INC., a Florida corporation (the “Company”), Four Million (4,000,000) fully paid, validly issued and non-assessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”), at a price equal to Twenty-Five Cents ($0.25) per share. The right to purchase the Shares under this Warrant is exercisable, in whole or in part, at any time subsequent to the date of this Warrant but prior to 5:00 p.m., Eastern time, on October 14, 2022; provided, however, that the Condition Precedent (as such term is hereinafter defined) shall have first been satisfied in full.

The Shares deliverable upon exercise of this Warrant (including any adjusted number of Shares issuable pursuant to the provisions of this Warrant) are hereinafter sometimes referred to as “Warrant Shares” and the exercise price per Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.” This Warrant and all warrants issued upon transfer, division or in substitution hereof are hereinafter sometimes referred to as the “Warrants.”

1.          Condition Precedent. This Warrant has been issued to Telebrands pursuant to the provisions of a certain Distribution Agreement dated as of October 15, 2012 by and between the Company and Telebrands (the “Distribution Agreement”). This Warrant may not be exercised by Telebrands unless and until Telebrands shall have first sold ____ Million (_,000,000) Devices (as such term is defined in the Distribution Agreement (the “Condition Precedent”).

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2.             Exercise of Warrant.

(a)          Subject to the other provisions set forth herein, this Warrant may be exercised by presentation and surrender to the Company at its principal office, or at the office of its principal stock transfer agent, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the Warrant Shares. Payment shall be made by wire transfer, electronic funds transfer or by certified or official bank check. As soon as practicable after the exercise of this Warrant, and in any event within three New York Stock Exchange, Inc. trading days, the Company shall issue and deliver to Telebrands a certificate or certificates representing the number of Shares issuable upon the exercise of this Warrant (or such lesser number as shall be indicated on the Purchase Form), registered in the name of Telebrands or his designee. Such certificate(s) shall:

(i)           bear a restrictive legend restricting the transferability of such shares under the Securities Act of 1933, as amended (the “Act”);

(ii)          bear a restrictive legend restricting voting and transferability of such shares under a certain Voting Trust Agreement dated as of October 15, 2012 by and among the Company and certain shareholders thereof (the “Voting Trust Agreement”); and

(iii)         be delivered to, transferred to and registered in the name of, the Trustee (as such term is defined in the Voting Trust Agreement) in accordance with the provisions of the Voting Trust Agreement.

(b)          If this Warrant is exercised only in part, the Company also shall issue and deliver to Telebrands a new Warrant, substantially in the form of this Warrant, covering the number of Warrant Shares which then remain issuable hereunder.

(c)          The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

3.           Reservation of Shares. The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital stock, for issuance on exercise of this Warrant, such number of Shares as shall be required for issuance and delivery upon exercise of this Warrant.

4.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

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5.           No Transfer of Warrant. This Warrant may not be sold, assigned, transferred, conveyed, pledged, hypothecated, encumbered or otherwise disposed of, in whole or in part.

6.           Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall not constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

7.           Rights of Telebrands. Telebrands shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of Telebrands are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

8.           Anti-Dilution Rights.

(a)          If at any time after the date hereof the Company declares or authorizes any dividend (other than a cash dividend), stock split, reverse stock split, combination, exchange of Shares, or there occurs any recapitalization, reclassification (including any consolidation or merger), sale or acquisition of property or stock, reorganization or liquidation, or if the outstanding Shares are changed into the same or a different number of Shares of the same or another class or classes of stock of the Company, then the Company shall cause effective provision to be made so that Telebrands shall, upon exercise of this Warrant following such event, be entitled to receive the number of shares of stock or other securities or the cash or property of the Company (or of the successor corporation or other entity resulting from any consolidation or merger) to which the Warrant Shares (and any other securities) deliverable upon the exercise of this Warrant would have been entitled if this Warrant had been exercised immediately prior to the earlier of (i) such event and (ii) the record date, if any, set for determining the stockholders entitled to participate in such event, and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by Telebrands hereof upon the full exercise of this Warrant remains the same. The Company shall not effect any recapitalization, reclassification (including any consolidation or merger) unless, upon the consummation thereof, the successor corporation or entity shall assume by written instrument the obligation to deliver to Telebrands the shares of stock, securities, cash or property that Telebrands shall be entitled to acquire in accordance with the foregoing provisions, which instrument shall contain provisions calculated to ensure for Telebrands, to the greatest extent practicable, the benefits provided for in this Warrant.

(b)          If, pursuant to the provisions of this paragraph 8, Telebrands would be entitled to receive shares of stock or other securities upon the exercise of this Warrant in addition to the Shares issuable upon exercise of this Warrant, then the Company shall at all times reserve and keep available sufficient shares of other securities to permit the Company to issue such additional shares or other securities upon the exercise of this Warrant.

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(c)          The Company shall at any time if so requested by Telebrands furnish a written summary of all adjustments made pursuant to this paragraph 8 promptly following any such request.

9.           Survival. Any obligation of the Company under this Warrant, the complete performance of which may require performance beyond the term of this Warrant, shall survive the expiration of such term.

10.          Voting Trust Agreement. The Warrant Shares are subject to the provisions of the Voting Trust Agreement. The Warrant Shares shall be delivered to, transferred to and registered in the name of, the Trustee (as such term is defined in the Voting Trust Agreement) in accordance with the provisions of the Voting Trust Agreement.

11.          Amendments and Waivers. The respective rights and obligations of the Company and Telebrands may be modified or waived only by a writing executed by the party against whom the amendment or waiver is to be enforced.

12.          Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the provisions regarding the conflicts of law thereof.

13.          Entire Agreement. This Warrant constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter.

14.          Headings. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by its undersigned officer thereunto duly authorized as of October 15, 2012.

FREECAST, INC.

By:
William A. Mobley, Jr. Chief Executive Officer

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PURCHASE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant as to _____________ Shares and hereby makes payment of $____________ in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF COMMON STOCK:

Name:
(Please typewrite or print in block letters)

Address:

Dated:

Signature:

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Exhibit B

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT is entered into as of October 15, 2012 by and among WILLIAM A. MOBLEY, JR., AS TRUSTEE (the “Trustee”), FREECAST, INC., a Florida corporation (the “Company”), and TELEBRANDS CORP., a New Jersey corporation (“Telebrands”).

RECITALS:

A.           The Company and Telebrands have entered into a Distribution Agreement of even date herewith (the “Distribution Agreement”).

B.           Pursuant to the Distribution Agreement, among other things, Telebrands has acquired and is the legal and beneficial owner of Four Thousand (4,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (collectively, the “Shares”).

C.           Pursuant to the Distribution Agreement, among other things, the Company has issued to Telebrands five warrants of even date herewith (collectively, the “Warrants”) to purchase up to an aggregate of Twenty Million (20,000,000) shares of Common Stock (collectively, the “Warrant Shares”) on the terms and conditions set forth therein.

D.           Telebrands desires to grant to the Trustee all rights to vote and to dispose of all shares of Common Stock now or hereafter acquired or legally or beneficially owned by it, including without limitation the Securities (as such term is hereinafter defined).

E.           Each of the parties desires to enter into this Voting Trust Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth herein, each of the parties, intending to be legally bound, agrees as follows:

1.           Creation of Voting Trust; Transfer of Shares into Voting Trust.

(a)          The Trustee is appointed as the trustee of all shares of Common Stock now or hereafter transferred to him in his capacity as trustee hereunder. The Trustee accepts his appointment as trustee hereunder.

(b)          Simultaneously with the execution and delivery of this Agreement, Telebrands transfers and conveys to the Trustee all of the Shares and the Trustee is issuing to Telebrands a Voting Trust Certificate (as such term is hereinafter defined).

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(c)          Upon exercise of any of the Warrants by Telebrands, all of the certificates representing Warrant Shares issued upon such exercise shall be registered in the name of the Trustee. Telebrands shall execute and deliver all documents and instruments necessary to cause registration of the certificates in the name of the Trustee in his capacity as trustee. Upon receipt of the certificates, the Trustee shall issue to Telebrands appropriate Trust Certificates.

(d)          All voting securities of the Company now or hereafter acquired, received or beneficially owned by Telebrands (collectively, the “Additional Shares”) shall be immediately transferred to the Trustee to be held by him pursuant to this Agreement. The Trustee shall issue to Telebrands appropriate Trust Certificates.

(e)          All voting securities of the Company distributed by the Company or received by Telebrands with respect to the Shares, the Warrant Shares or the Additional Shares, including without limitation any stock dividends, stock splits, and any other distributions and recapitalizations (collectively, the “Distribution Shares”), shall be immediately transferred to the Trustee to be held by him pursuant to this Agreement. The Trustee shall issue to Telebrands appropriate Trust Certificates.

(f)          The Shares, the Warrant Shares, the Additional Shares and the Distribution Shares are hereinafter collectively referred to as the “Securities.”

(g)          All distributions received by the Trustee with respect to the Securities, which are not in the form of voting securities of the Company, including without limitation cash dividends, cash distributions and non-voting securities, shall be promptly transferred by the Trustee to Telebrands.

2.           Voting Trust Certificates; List of Beneficial Owners.

(a)          The Trustee shall issue to each person or entity which shall transfer any Securities to him in his capacity as trustee hereunder voting trust certificates in substantially the form of Exhibit A attached hereto (the “Trust Certificates”) for the number of shares transferred to him.

(b)          The Trustee shall prepare a list of all beneficial owners of Trust Certificates.

(c)          The Trustee shall deliver or cause to be delivered to the Company a fully executed copy of this Agreement and a list of all beneficial owners of Trust Certificates.

(d)          The Trust Certificates shall not be transferable, provided, however, that Telebrands may Transfer (as such term is hereinafter defined) Trust Certificates to an Affiliate of Telebrands in a transaction not requiring registration under any federal or state securities laws.

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3.           Power and Authority of Trustee.

(a)          The Trustee shall possess and be entitled to exercise all of the voting rights and voting powers of an absolute and record owner of the Securities, including without limitation the power to vote (i) for election or removal of directors, (ii) on amendments to the Articles of Incorporation or Bylaws of the Company, and (iii) on any merger or consolidation involving the Company, any sale of all or substantially all of the assets of the Company, and any liquidation or dissolution of the Company. The Trustee may vote the Securities in favor of his election as a director of the Company.

(b)          The Trustee shall possess and be entitled to exercise all of the rights and powers of disposition of an absolute and record owner of the Securities, including without limitation the power to sell, exchange, gift, transfer, assign, convey and otherwise dispose of (a “Transfer”) the Securities; provided, however, that the Trustee shall not effect a Transfer or permit a registration statement to be filed with the Securities and Exchange or any state securities administrator of any or all of the Securities held by him unless Nextelligence, Inc., a Delaware corporation (“Nextelligence”), or any successor to Nextelligence, simultaneously effects a Transfer or registration of an identical proportion of the voting securities of the Company held by it on the same terms and conditions.

(c)          The Trustee shall not permit Nextelligence (or any successor to Nextelligence) to effect a Transfer or permit a registration statement to be filed with the Securities and Exchange or any state securities administrator of any or all of the voting securities of the Company held by it unless the Trustee simultaneously effects a Transfer or registration of an identical proportion of the Securities held by him in his capacity as Trustee on the same terms and conditions.

(d)          Telebrands shall be entitled to equitable relief, including injunctive relief or specific performance, for any breach of violation of the provisions of this Section 3.

4.           Term.

(a)          The trust hereby created shall remain in full force and effect until the earlier to occur of the following events:

(i)           the Trustee shall have ceased to be an Affiliate of the Company; or

(ii)          the Transfer of all of the Securities held by the Trustee.

(b)          The following terms shall have the following respective meanings when utilized in this Agreement:

(i)           “Affiliate” means with respect to a specified Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person or any director or officer of such Person. The concept of “control” when utilized with respect to a specified Person, shall signify the possession of the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting or equity securities, by contract or otherwise.

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(ii)          “Person” means any individual, person, sole proprietorship, company, corporation, partnership, limited liability company, joint venture, trust, association or other entity, or any combination of the foregoing.

5.          Trustee’s Duties and Immunities. In voting the Securities or in doing or performing or refraining from doing or performing any act or thing with respect to the control or management of Company or its business or affairs, either in person or by proxy, the Trustee shall act in good faith. Telebrands waives any potential or actual conflict of interest that the Trustee may personally have so long as Trustee acts in good faith. The Trustee shall not be liable for any error of judgment, any mistake of law or fact, or any other error or mistake, and shall not be responsible for any act or omission with respect to his duties and responsibilities as voting trustee, or for any damages or losses that may result therefrom, unless such damages or losses are proven by clear and convincing evidence to be the result of willful misconduct or bad faith.

6.          Indemnification of Trustee. The Company shall indemnify and hold harmless the Trustee from, against and in respect of the full amount of any and all liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses (including without limitation fees and disbursements of trial and appellate counsel) (collectively, the “Indemnified Expenses”) paid or incurred by him as the result of, arising from, in connection with or incident to, any matter directly or indirectly related to this Agreement, other than any Indemnified Expenses that are proven by clear and convincing evidence to be the result of the gross negligence, willful misconduct or bad faith of the Trustee.

7.          Appointment of Substitute Trustee. If the Trustee is unable for any reason to perform his duties hereunder, but continues to be an Affiliate of the Company, then the Trustee shall appoint a substitute Trustee (and give notice to Telebrands of such appointment), and any person so appointed shall thereupon be vested with all the duties, powers and authority of a trustee hereunder as if originally named herein.

8.          Reports. The Trustee is authorized and instructed to prepare and file any reports with respect to the Securities as may be required under any applicable federal or state securities laws. Telebrands shall reasonably cooperate with the Trustee in connection with the preparation and filing of any such reports.

9.          Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida without giving effect to the conflicts of law provisions thereof. This Agreement is intended by the parties to create “a voting trust” within the meaning of Section 607.0730 of the Florida Statutes.

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10.          Notices. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two days after having been delivered to Federal Express, UPS or another recognized overnight courier or delivery service, (c) when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid, or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers, as follow:

If to the Trustee:	William G. Mobley, Jr., as Trustee
5830 TG Lee Boulevard Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer Facsimile:

If to the Company:	FreeCast, Inc.
5830 TG Lee Boulevard Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer Facsimile:

If to Telebrands:	Telebrands Corp.
79 Two Bridges Road
Fairfield, New Jersey 07004
Attention: Bala Iyer, Executive Vice President Facsimile:

or to such other address or facsimile telephone number as a party may from time to time give written notice of to the other party pursuant to the foregoing provisions of this Section 10. It is specifically understood and agreed by the parties that any notice or other communication given by telephone, email, texting, tweeting, twittering or any other form or forms of communication not specifically permitted by subsections (a), (b), (c) or (d) of this Section 10 shall not be deemed to be properly delivered for purposes of this Agreement and shall, therefore, be ineffective.

11.          Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between and among the parties with respect to such subject matter. This Agreement may not be amended, modified, altered, changed or supplemented in any manner, except by a written instrument executed by each of the parties.

12.          Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

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13.          Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such solution within a period of sixty days, then, upon notice by either party to the other, all disputes, claims, questions, or differences shall be finally resolved by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules. The arbitration will be conducted in Orange County, Florida. There shall be three arbitrators who shall be named in accordance with such Rules. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The award of the arbitrators shall be accompanied by a statement of the reasons upon which the award is based. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

14.          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

15.          Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement effective as of the date first written above.

William A. Mobley, Jr., as Trustee

FREECAST, INC.

By
William A. Mobley, Jr.
Chairman of the Board
and Chief Executive Officer

TELEBRANDS CORP.

By
Bala Iyer, Executive Vice President

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Exhibit A

VOTING TRUST CERTIFICATE

FREECAST, INC.

(a Florida corporation)

Voting Trust No.__	Number of Shares Held____________

VOTING TRUST CERTIFICATE

This is to certify that Telebrands Corp., a New Jersey corporation, has transferred to the Trustee under that certain Voting Trust Agreement dated as of October __, 2012 by and among William A. Mobley, Jr., as Trustee, FreeCast, Inc., a Florida corporation, and Telebrands Corp., a New York corporation (the “Voting Trust Agreement”) a certificate or certificates representing __________ shares of common stock, par value $0.0001 per share, of FreeCast, Inc., a Florida corporation (the “Company”). A copy of the Voting Trust Agreement is on file at the office of the Company. This Voting Trust Certificate is issued in accordance with and is subject to the provisions of the Voting Trust Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Voting Trust Certificate as of _______________, 201__.

William A. Mobley, Jr., as Trustee

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